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                                                          EXHIBIT 21
                                     WICOR, Inc.
                          Subsidiaries of the Registrant

                                      State or Country        Percent Voting
Subsidiaries of WICOR, Inc.        in Which Incorporated        Stock Owned
---------------------------        ---------------------      --------------
Wisconsin Gas Company                       Wisconsin               100%

WICOR Energy Service Company                Wisconsin               100%

FieldTech, Inc.                             Wisconsin               100%

WICOR Industries, Inc.                      Wisconsin               100%

                                       State or Country       Percent Voting
Subsidiaries of Industries, Inc.     in Which Incorporated      Stock Owned
-------------------------------      ---------------------    --------------
Sta-Rite Industries, Inc.                   Wisconsin               100%

SHURflo Pump Manufacturing Company          California              100%

Hypro Corporation                           Minnesota               100%

WEXCO of Delaware, Inc.                     Delaware                100%

WICOR FSC, Inc.                             Barbados                100%

Subsidiaries of Sta-Rite               State or Country       Percent Voting
       Industries, Inc.             in Which Incorporated       Stock Owned
------------------------            ---------------------     --------------
WICOR Canada Inc.                           Canada                  100%

Sta-Rite de Mexico                          Mexico                   80%

Sta-Rite Industries GmbH                    Germany                  .5%
   Europa

WICOR Industries
  (Australia) Pty. Ltd.                     Australia               100%

Fibredyne, Inc.                             New Hampshire           100%

Onga (New Zealand) Pty. Ltd.                New Zealand             100%

Sta-Rite Holdings, B.V.                     Netherlands             100%

Webster Electric Co.                        Delaware                100%

Hydro-Flow Filtration Systems, Inc.         California               80%

  Subsidiary of WICOR                    Country in Which     Percent Voting
  (Australia) Pty. Ltd.                     Incorporated        Stock Owned
-----------------------------       ----------------------    --------------
Onga Pty. Ltd.                              Australia               100%

Dega Research  Pty. Ltd.                    Australia               100%

Subsidiaries of Sta-Rite                 Country in Which     Percent Voting
     Holdings, B.V.                        Incorporated        Stock Owned
-----------------------------       ----------------------    --------------
Sta-Rite Industries                         Germany                95.5%
GmbH Europa

Nocchi Pompe S.p.A.                         Italy                    77%

Subsidiary of Nocchi Pompe,              Country in Which     Percent Voting
          S.p.A.                           Incorporated         Stock Owned
-----------------------------       ----------------------    --------------
Nocchi Pompes S.a.r.l.                      France                  100%

Nocchi Pompe Moscow                         Russia                   90%

Subsidiary of SHURflo Pump               Country in Which     Percent Voting
   Manufacturing Company                   Incorporated         Stock Owned

SHURflo Ltd.                                England                 100%